VIRTUS MUTUAL FUNDS

FIRST AMENDMENT

to

AMENDED AND RESTATED

PLAN PURSUANT TO RULE 18f-3

under the

INVESTMENT COMPANY ACT OF 1940

THIS AMENDMENT made effective as of the 30th day of June, 2010, amends that certain amended and restated plan pursuant to Rule 18f-3 under the Investment Company Act of 1940 duly adopted by the Board of Trustees on August 19, 2009 (the “Rule 18f-3 Plan”), as herein below provided:

W I T N E S S E T H:

WHEREAS, the Trusts and the Funds wish to amend Schedule A of the Rule 18f-3 Plan to: (a) delete Virtus Small-Cap Growth Fund, Virtus Disciplined Small-Cap Opportunity Fund and Virtus Disciplined Small-Cap Value Fund, each of which has merged with and into another Fund; and (b) add a new Fund, Virtus Premium AlphaSectorSM Fund.

NOW, THEREFORE, in consideration of the foregoing premise, the Trusts and the Funds hereby agree that the Rule 18f-3 Plan is amended as follows:

1. Schedule A to the Rule 18f-3 Plan is hereby replaced with Schedule A attached hereto and made a part of the Rule 18f-3 Plan.

2. Except as herein provided, the Rule 18f-3 Plan shall be and remain unmodified and in full force and effect. All initial capitalized terms used herein shall have such meanings as ascribed thereto in the Rule 18f-3 Plan.

SCHEDULE A

(as of June 30, 2010)

	A Shares	B Shares	C Shares	Exchange Shares	I Shares	T Shares	X Shares	Y Shares
Virtus Equity Trust
Virtus Balanced Fund	X	X	X
Virtus Growth & Income Fund	X	X	X		X
Virtus Mid-Cap Core Fund	X		X		X
Virtus Mid-Cap Growth Fund	X	X	X		X
Virtus Mid-Cap Value Fund	X		X		X
Virtus Quality Large-Cap Value Fund	X		X		X
Virtus Quality Small-Cap Fund	X		X		X
Virtus Small-Cap Core Fund	X	X	X		X
Virtus Small-Cap Sustainable Growth Fund	X		X		X
Virtus Strategic Growth Fund	X	X	X		X
Virtus Tactical Allocation Fund	X	X	X

Virtus Insight Trust
Virtus Balanced Allocation Fund	X		X		X
Virtus Core Equity Fund	X		X		X
Virtus Emerging Markets Opportunities Fund	X		X		X
Virtus High Yield Income Fund	X		X		X
Virtus Insight Government Money Market Fund	X				X
Virtus Insight Money Market Fund	X				X
Virtus Insight Tax-Exempt Money Market Fund	X				X
Virtus Intermediate Government Bond Fund	X				X
Virtus Intermediate Tax-Exempt Bond Fund	X		X		X
Virtus Short/Intermediate Bond Fund	X		X		X
Virtus Tax-Exempt Bond Fund	X		X		X
Virtus Value Equity Fund	X		X		X

Virtus Institutional Trust
Virtus Institutional Bond Fund							X	X

Virtus Opportunities Trust
Virtus AlphaSectorSM Allocation Fund	X		X		X
Virtus AlphaSectorSM Rotation Fund	X		X		X
Virtus Alternatives Diversifier Fund	X		X
Virtus Bond Fund	X	X	X		X
Virtus CA Tax-Exempt Bond Fund	X				X
Virtus Foreign Opportunities Fund	X		X		X
Virtus Global Infrastructure Fund	X		X		X
Virtus Global Opportunities Fund	X	X	X
Virtus Global Real Estate Securities Fund	X		X		X

	A Shares	B Shares	C Shares	Exchange Shares	I Shares	T Shares	X Shares	Y Shares
Virtus Greater Asia ex Japan Opportunities Fund	X		X		X
Virtus Greater European Opportunities Fund	X		X		X
Virtus High Yield Fund	X	X	X
Virtus International Real Estate Securities Fund	X		X		X
Virtus Market Neutral Fund	X	X	X		X
Virtus Multi-Sector Fixed Income Fund	X	X	X		X
Virtus Multi-Sector Short Term Bond Fund	X	X	X		X	X
Virtus Premium AlphaSectorSM Fund	X		X		X
Virtus Real Estate Securities Fund	X	X	X		X
Virtus Senior Floating Rate Fund	X		X		X